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                                                                    EXHIBIT 99.8

                                      UICI


                                        Contact: Warren B. Idsal, Vice President
                                                 UICI
News Release                                     4001 McEwen, Suite 200
                                                 Dallas, Texas 75244
----------------------------------               Phone: (972) 392-6700

(For Immediate Release)


UICI ANNOUNCES ACQUISITION FINANCING COMMITMENT

         Dallas, TX October 7, 1999 --- UICI ("UICI" or the "Company") (NYSE:
Symbol "UCI") announced today that it has received a commitment for a $250 million revolving credit facility from Bank of America, N.A. Earlier this week, UICI announced that it had signed a definitive agreement to purchase HealthPlan Services Corporation (NYSE: HPS) in a stock-for-stock merger transaction. HPS is one of the largest health claims processors in the U.S.. UICI's new credit facility will replace $93 million in existing bank debt at HPS and UICI's existing $100 million credit line. The five-year facility will be unsecured and bear interest at a floating rate. Bank of America is the sole lead arranger and expects to syndicate the facility to a group of banks before the HPS acquisition closes.

Under the terms of the commitment, Bank of America, N.A.'s obligation to fund the credit facility is subject to satisfaction of several customary conditions, including negotiation and delivery of definitive documentation and the absence of a material adverse change in the condition of the Company or HPS.

Gregory T. Mutz, President and CEO of UICI, said "This committed facility will enable us to move forward quickly on the acquisition of HPS and provide additional capital for us to grow. Bank of America understands the impact our technology can have on the combined base of transactions at HPS and UICI."

ABOUT UICI:

UICI is a diversified financial services company headquartered in Dallas, Texas. Through its subsidiaries, UICI offers insurance and financial services to niche consumer and institutional markets. The Company provides health insurance to the self-employed and student marketplace; provides technology and outsourcing solutions to the health insurance and health care markets, issues credit cards to individuals with no credit or troubled credit histories; provides a variety of financial services and products to college, university and graduate students, including originating, funding, and servicing federally-guaranteed student loans; and manages blocks of life insurance.

For more information on UICI, please visit the Web site located at www.uici.net

ABOUT HPS:

HealthPlan Services is a leading managed health care services company, providing enrollment, billing and collection, claims administration, and risk management services for health care payors and providers. HPS customers include insurance companies, HMOs and other managed


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care organizations, and organizations with self-funded health care plans. Based in Tampa, Florida, the company serves approximately 140,000 businesses throughout the United States, a number of small group and carrier partners, and several significant Taft-Hartley clients.

For more information on HealthPlan Services, please visit the Web site located at www.healthplan.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

Certain statements in this press release are "forward looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general economic conditions; changes in the regulatory environment; levels of competition (including managed health care competition in the health industry); availability of, and volatility of interest rates associated with, funding sources to originate student loans and credit card receivables; the ability of the Company and its third party vendors to become Year 2000 Ready; and other factors described in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.